UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2011

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, Suite 1110
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Timothy McInerney has tendered his resignation from the Company’s Board of Directors effective June 23, 2011.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Manhattan Pharmaceuticals, Inc. (the “Company”) held on May 20, 2011, the Company’s stockholders approved a proposal authorizing the Company’s Board of Directors (the “Board”), at its discretion, to amend the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share, within the range of 1 for 25 and 1 for 50, inclusive, without further approval or authorization of the Company’s stockholders if the Board determines in the future that such a reverse stock split is in the best interests of the stockholders (the “Reverse Split Amendment Authorization”).  Pursuant to the Reverse Split Amendment Authorization, the Board approved a 1 for 50 reverse stock split.

On June 23, 2011, the Company filed an amendment to its Certificate of Incorporation with the Secretary of State of Delaware (the “Charter Amendment”).  The Amendment effected a one-for-fifty (1 for 50) reverse stock split of its outstanding common stock, par value $0.001 per share.  As a result of the split, each fifty (50) outstanding shares of pre-split common stock were automatically combined into one (1) share of post-split common stock, par value $0.001 per share. Accordingly the Company’s approximately 129.8 million pre-split shares outstanding will be combined into approximately 2.6 million post-split shares outstanding.

The Charter Amendment did not change the par value of the Company’s common stock, which remains at $0.001 per share, or the number of shares of common stock the Company is authorized to issue, which remains at 500,000,000 shares.  No fractional shares will be issued.  Stockholders, who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by 50, will automatically receive one whole share of common stock in lieu of the fractional share. Each stockholder’s percentage ownership interest and proportional voting power remain substantially unchanged, except for minor changes that may result from rounding up for fractional shares.  In addition, proportional adjustments will be made for the Company’s equity awards, outstanding warrants and convertible notes.

The Company’s shares will continue trading on the Over-the-Counter Bulletin Board (the “OTCBB”) and will begin trading on a post-split basis upon completion of the Financial Industry Regulatory Authority approval process which is currently expected to be on or about July 8, 2011.  For a period of 20 trading days thereafter the Company’s ticker symbol will be changed to “MHAND” to signify that the reverse stock split has occurred.  After this 20-day trading period the Company’s common stock will resume trading under the symbol MHAN.

The Company’s transfer agent, Continental Stock Transfer and Trust Company, will send instructions to stockholders of record regarding the exchange of outstanding stock certificates for new certificates representing post-split shares of common stock.

The Charter Amendment is annexed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1           Certificate of Amendment to the Certificate of Incorporation of Manhattan Pharmaceuticals, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: June 29, 2011	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer